UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

F45 Training Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40590	84-2529722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of principal executive offices)

(737) 787-1955

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2022, F45 Training Holdings Inc. (the “Company”) announced the formation of a joint venture with Club Sports Group LLC, a Delaware limited liability company (“CSG”), to, among other things, make, hold and monetize certain loans to prospective franchisees of the Company who have prior military service, with such loans secured by first priority senior liens on the equity interests of such franchisees and all or substantially all of the assets of such franchisee and its subsidiaries (if applicable). The joint venture will be conducted through FAFC LLC, a newly-formed Delaware limited liability company (“FAFC”).

Also on May 16, 2022, and in connection with establishment of the joint venture, the Company entered into a Limited Liability Company Agreement of FAFC, dated as of May 16, 2022 (the “LLC Agreement”), between the Company and CSG. The LLC Agreement is the primary operating document of the joint venture and contains the understanding of the Company and CSG regarding the governance and operation of FAFC. Pursuant to the LLC Agreement, the joint venture will be managed by its members, with day-to-day operations of the joint venture, subject to certain consent rights of the members, to be managed by a servicer, which shall initially be CSG or one of its affiliates.

The LLC Agreement provides, among other things: (i) unless earlier dissolved in accordance with the LLC Agreement, the term will continue until the soonest date after which all investments thereunder are fully resolved or otherwise sold and all other Company matters related to such investments have been wound up, (ii) each of the Company and CSG have an initial 50% equity interest in FAFC, (iii) procedures for the Company to purchase CSG’s interest in FAFC in connection with a material breach of the LLC Agreement by either member, (iv) that the Company or its affiliates shall enter into a franchise agreement and management services agreement with and provide all customary franchisee support services to each franchisee to whom loans are made through FAFC on substantially similar terms as the Company provides to its other franchisees, (v) FAFC may, subject to the conditions set forth in the LLC Agreement, call additional capital from the members, provided that no member shall be required to fund aggregate capital contributions in excess of fifty million dollars ($50,000,000.00) plus their pro rata share of any administrative expenses incurred by FAFC, (vi) neither the Company nor CSG may transfer its equity interest in FAFC without the consent of the other party and the consent of both parties is required in connection with the admission of any additional member and (vii) specific provisions regarding any distributions, and the priority and terms thereof, to the members of FAFC. The LLC Agreement also contains other customary provisions and other agreements by the parties.

CSG is an affiliate of Kennedy Lewis Management LP, a significant stockholder of the Company which beneficially owns directly or indirectly through funds it manages, as of the date hereof, in excess of 10% of the Company’s outstanding common stock and has the right to designate a member of the Company’s board of directors.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement, a copy of which is attached as Exhibit 10.1 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On May 16, 2022, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K, the full text of which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Limited Liability Company Agreement of FAFC LLC, dated as of May 16, 2022, by and among Club Sports Group LLC, F45 Training Holdings Inc. and each other person admitted to FAFC LLC as a member thereto from time to time.*

99.1	Press Release, dated May 16, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F45 Training Holdings Inc.

Date: May 16, 2022	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer